Exhibit 10.56.1

AMENDMENT NUMBER ONE

to the

MASTER REPURCHASE AGREEMENT (SECURITIES)

dated as of April 14, 2006

among

WACHOVIA INVESTMENT HOLDINGS, LLC,

NOVASTAR MORTGAGE, INC.

NOVASTAR CERTIFICATES FINANCIING LLC

NOVASTAR CERTIFICATES FINANCING CORPORATION

and

NOVASTAR FINANCIAL, INC

AMENDMENT NUMBER ONE (“Amendment Number One”), dated as of November __, 2006, by and among Wachovia Investment Holdings, LLC, as buyer (the “Buyer”), Novastar Mortgage, Inc., Novastar Certificates Financing LLC and Novastar Certificates Financing Corporation (each a “Seller”, and collectively, jointly and severally, the “Sellers”) and Novastar Financial, Inc. (the “Guarantor”), to the Master Repurchase Agreement (Securities), dated as of April 14, 2006, by and among the Buyer, the Sellers and the Guarantor (the “Agreement”).

RECITALS

WHEREAS, the Buyer, the Sellers and the Guarantor have agreed to amend the Agreement, pursuant to the term and conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

SECTION 2. Amendments. Effective as of the date hereof, the Agreement is hereby amending as follows:

(a) Section 3(d) of the Agreement is amended by deleting the two occurrences of the words “25th day” therein and replacing them, in each case, with the words “26th day”.

(b) Section 9(b) of the Agreement is amended by deleting clause (xii) thereof in its entirety and replacing it with the following (underlined text indicates a change from the original language):

(xii) Seller shall have paid to Buyer a fee equal to 1.00% of the initial Purchase Price of each Eligible Asset (as communicated in writing by the Buyer to the Seller), payable on the first Purchase Date for such Eligible Asset.

(c) Section 19(k) of the Agreement is amended by deleting clause (i) therein in its entirety and replacing it with the following (underlined text indicates a change from the original language):

i. The term “Maximum Recourse Amount” means an aggregate amount equal to the greater of (A) $5,000,000 or (B) 10% of the Purchase Price of all Purchased Assets subject to outstanding Transactions under this Agreement as of the occurrence of an Event of Default or Early Termination Date, as applicable, minus the aggregate amount of all Margin Calls with respect to such Transactions that has previously been paid by Sellers and Guarantor; provided, however, that the Maximum Recourse Amount will be equal to the amount of any actual deficiency (only if such deficiency is greater than the Maximum Recourse Amount determined above) to the extent resulting from: (A) failure of any representation and warranties set forth in this Agreement to be materially true and correct with regard to a particular Purchased Asset on the initial Purchase Date for such Purchased Asset; (B) Seller’s failure to notify Buyer, on or prior to any Purchase Date, of any failure of any representation and warranty set forth in this Agreement hereto to be materially true and correct, to the extent such failure of such representation and warranty to continue to be materially true and correct is actually known to Seller; or (C) Buyer’s failure to receive an interest in the Purchased Assets as contemplated by this Agreement upon payment by Buyer of the Purchase Price for such Purchased Assets.

SECTION 3. Conditions Precedent. This Amendment Number One shall become effective on the date on which the Buyer shall have received the following:

(a) this Amendment Number One, executed and delivered by duly authorized officers of each of the Sellers, the Guarantor and the Buyer; and

(b) such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 4. Representations. In order to induce the Buyer to execute and deliver this Amendment Number One, the Sellers and the Guarantor hereby represent and warrant to the Buyer that (i) no Default or Event of Default has occurred prior to the date hereof and is continuing on the date hereof and (ii) as of the date hereof, after giving effect to this Amendment Number One, the Guarantor and each Seller are in full compliance with all of the representations and warranties, covenants and any other terms and conditions of the Program Documents. In addition, the Sellers and the Guarantor hereby represent that no event has occurred that constitutes or should reasonably be expected to constitute a Material Adverse Change.

SECTION 5. Governing Law. THIS AMENDMENT NUMBER ONE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN).

SECTION 6. Counterparts. This Amendment Number One may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 7. Costs. Sellers and Guarantor shall promptly reimburse Buyer for all out-of-pocket costs and expenses of Buyer in connection with the preparation, execution and delivery of this Amendment (including, without limitation, the fees and expenses of counsel for Buyer).

SECTION 8. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its respective terms. Reference to this Amendment Number One need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference therein to the Agreement, being sufficient to refer to the Agreement, as amended hereby.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of Sellers, Guarantor and Buyer have caused this Amendment Number One to be executed and delivered by their duly authorized officers as of the day and year first above written.

NOVASTAR MORTGAGE, INC., as Seller

By:	/s/ Todd Phillips
Name:	Todd Phillips
Title:	Vice President, Treasurer and Controller

NOVASTAR CERTIFICATES FINANCING LLC, as Seller

By:	/s/ Todd Phillips
Name:	Todd Phillips
Title:	Vice President, Treasurer and Controller

NOVASTAR CERTIFICATES FINANCING CORPORATION, as Seller

By:	/s/ Todd Phillips
Name:	Todd Phillips
Title:	Vice President, Treasurer and Controller

WACHOVIA INVESTMENT HOLDINGS, LLC as Buyer and Agent, as applicable

By:	/s/ Andrew W. Riebe
Name:	Andrew W. Riebe
Title:	Vice President

Acknowledged and Agreed:

NOVASTAR FINANCIAL, INC., as Guarantor

By:	/s/ Todd Phillips
Name:	Todd Phillips
Title:	Vice President, Treasurer and Controller

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